THIS MEMORANDUM OF UNDERSTANDING (“MOU”) is dated July 1, 2009

BETWEEN:

(1) N8 Concepts, Inc. (N8) OTCBB: NECO FBO through merger with ECOBLU PRODUCTS, INC. (“ECOBLU”); and its contractual relations with FRAMERS CHOICE, INC. (“FCI”) AND SC BLUWOOD, INC. (“BLU”); and
(2) VAULT TECHNOLOGY, INC., a publicly traded company, OTCBB: VULT (“VULT”)

Referred to individually or collectively as “the Party” or “Parties”.

This Memorandum of Understanding (“MOU”) sets out the terms in principle that have been discussed between the Parties relating to the exclusive distribution and licensing rights to all N8, FCI, and BLU Intellectual Property and Products in the International Geographic Region described in Schedule “A” (the “Transaction); VULT will become the exclusive International sales, distribution, and licensing company in schedule A.

This MOU is not intended to be contractually binding and is subject to the satisfaction of any and all conditions set out below as well as the negotiation of a definitive Distribution and Licensing Joint Venture Agreement (the “JVA”) between the Parties. Nevertheless, the Parties desire to execute this MOU to evidence their intention to proceed in mutual good faith to complete the work required to negotiate the Joint Venture Agreement on terms that are consistent with this MOU.

WHEREAS:

A.	N8 will sell the Exclusive Distribution and Licensing rights to its Intellectual Property and products to VULT for the following consideration:

	a.	$250,000, payable at a rate of $50,000 per month for five months.

	b.	Entry into a joint venture revenue sharing agreement negotiated in good faith, and;

	c.	An equity payment of 10% of the outstanding restricted common stock of VULT at the time of closing of the Transaction.

B.	The Parties recognize that the proposed transaction will require due diligence, investigation, documentation and approvals. This will include the preparation and approval of a definitive share purchase agreement and related documents which will set forth the terms and conditions of the transaction.

IT IS AGREED AS FOLLOWS:

1.	It is contemplated that the Parties will proceed on the basis of the terms listed below and that the Share Purchase Agreement will contain the following principal terms:

	a)	It is understood the Joint Venture Agreement will be subject to mutual due diligence.

	b)	VULT will use best efforts to raise a minimum of US$1,000,000 in equity/debt within 90 days of closing of the Transaction (the "Financing”).

c)	VULT will be renamed as determined by its Board of Directors to reflect the new business objectives.

2.	VULT will appoint one qualified director from N8 to fill one vacant position on the Board of Directors of VULT.

3.	The Parties will use their best efforts and good faith to close the transaction contemplated by this MOU on or before August 30, 2009 (the “Closing Date”).

4.	Either Party may terminate these negotiations at any time by providing the other written notice of its intention not to proceed with the contemplated transaction set forth above.

5.	Each Party will bear their own costs, fees and expenses incurred in connection with all activities related hereto, directly or indirectly.

6.	Except as required by applicable securities laws, rules and regulations, no press release or other announcements concerning the proposed acquisition will be issued except by mutual consent of the Parties.

For and on behalf of		For and on behalf of
ECOBLU Products, Inc.		Vault Technology, Inc.
/N8 Concepts, Inc.

Signed: …/s/Stephen Conboy ………………		Signed:…/s/ Nick Arroyo……………………
Name:	…Stephen Conboy…………………	Name:	… Nick Arroyo ………………………
Title:	…Pres/CEO…………………………	Title:	…President & CEO…………………
Date:	…7-10-2009…………………………	Date:	……7-10-2009………………………

Schedule A Geographic Region

The Caribbean Region, including; Antigua & Barbuda, Aruba, The Bahamas, Barbados, Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Puerto Rico, St. Kitts & Nevis, St. Lucia, St. Vincent and the Grenadines, Trinidad & Tobago, Turks & Caicos Islands, Virgin Islands

Latin America Region, including; Mexico, Belize, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua, Panama

South America Region, including; Argentina, Bolivia, Brazil, Chile, Colombia, Ecuador, French Guiana, Guyana, Paraguay, Peru, Suriname, Uruguay, Venezuela